                                                                     Exhibit 4.0


                            BROUGHTON FOODS COMPANY

                    Amended and Restated Code of Regulations

                         Effective as of April 29, 1998

                                   ARTICLE I

                                  SHAREHOLDERS

         SECTION 1. Annual Meeting. The annual meeting of shareholders of the corporation for the election of directors, the consideration of reports to be laid before such meeting, and the transaction of such other business as may properly be brought before such meeting shall be held on a date and at a time, either within or without the State of Ohio, as may be fixed by the board of directors, annually, and specified in the notice of the meeting.

         SECTION 2. Special Meetings. Special meetings of the shareholders of the corporation may be held on any day, when called by the chairman of the board, or by the president, or, in case of the president's absence, death or disability, by the vice president authorized to exercise the authority of the president, or by the board of directors acting at a meeting, or by a majority of the directors acting without a meeting, or by the person or persons who hold at least fifty per cent of all the shares outstanding and entitled to vote thereat. Upon request in writing delivered to the president or the secretary by any persons entitled to call a meeting of shareholders, such officer shall forthwith cause to be given to the shareholders entitled thereto notice as set forth in Section 3 of this Article I, below.

         SECTION 3. Notice of Meetings. Not less than seven (7) or more than sixty (60) days before the date fixed for a meeting of shareholders, written notice stating the time, place, and purposes of such meeting shall be given by or at the direction of the president, secretary or assistant secretary, or any other person or persons required or permitted by these regulations to give such notice. The notice shall be given by personal delivery or by mail to each shareholder entitled to notice of the meeting who is of record as of the day next preceding the day on which notice is given or, if a record date therefor is duly fixed, of record as of said date; if mailed, the notice shall be addressed to the shareholders at their respective addresses as they appear on the records of the corporation. Notice of the time, place, and purposes of any meeting of shareholders may be waived in writing, either before or after the holding of such meeting, by any shareholders, which writing shall be filed with or entered upon the record of the meeting. The attendance of any shareholder at any such meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by him of notice of such meeting.

         SECTION 4. Quorum; Adjournment. Except as may be otherwise provided by law or by the Articles of Incorporation, at any meeting of the shareholders the holders of shares entitling them to exercise a majority of the voting power of the corporation present in person or by proxy shall constitute a quorum for such meeting; provided, however, that no action required by law, by the Articles of Incorporation, or by these Regulations to be authorized or taken by a designated proportion of the shares of any particular class or of each class of the corporation may be authorized or taken by a lesser proportion; and provided, further, that the holders of a majority of the voting shares represented thereat, whether or not a quorum is present, may adjourn such meeting from time to time; if any meeting is adjourned, notice of such adjournment need not be given if the time and place to which such meeting is adjourned are fixed and announced at such meeting.

         SECTION 5. Proxies. Persons entitled to vote shares or to act with respect to shares may vote or act in person or by proxy. Without affecting any vote previously taken, the person appointing a proxy may revoke a revocable appointment by a later appointment received by the corporation or by giving notice of revocation to the corporation in writing or in open meeting prior to the voting of such proxy. The presence at a meeting of the person appointing a proxy does not revoke the appointment.

         SECTION 6.       Action without a Meeting.  Except as provided in
Article VIII, shareholders of the Corporation may not take any action without a meeting duly called.

                                   ARTICLE II

                               BOARD OF DIRECTORS

         SECTION 1. Number. The number of directors of the Corporation shall be twelve (12). Notwithstanding the foregoing, the board of directors may change the number of directors, from time to time by resolution adopted by a majority of the board of directors, provided, however, that in no event shall the number of directors be less than three (3). The number of directors may be changed by the shareholders at an annual meeting or a special meeting called for the purpose of changing the number of directors, at which a quorum is present, by the affirmative vote of the holders of a majority of the shares which are represented at the meeting and entitled to vote on the proposal. Prior to an annual meeting at which a shareholder or shareholders propose to vote to change the number of directors or a special meeting of shareholders called by shareholders for the purpose of changing the number of directors as permitted by Section 2 of Article I, the shareholder or shareholders who wish make such proposal to change the number of directors at an annual meeting or who call such special meeting are required to provide notice to the Corporation of the intention to make such proposal or call such special meeting no later than 120 days prior to the intended meeting date.

         SECTION 2. Election of Directors; Vacancies. The directors shall be elected at each annual meeting of shareholders or at a special meeting called for the purpose of electing directors. At a meeting of shareholders at which directors are to be elected, only persons nominated as candidates shall be eligible for election as directors and the candidates receiving the greatest number of votes shall be elected, assuming that a quorum is present. In the event of the occurrence of any vacancy or vacancies in the board of directors, however caused, the remaining directors, though less than a majority of the whole authorized number of directors, may, by the vote of a majority of their number, fill any such vacancy for the unexpired term. No reduction in the number of directors shall of itself have the effect of shortening the term of any incumbent director.

         SECTION 3. Term of Office; Resignations. Each director shall hold office until the next annual meeting of the shareholders and until his successor is elected, or until his earlier resignation, removal from office or death. Any director may resign at any time by oral statement to that effect made at a meeting of the board of directors or in a writing to that effect delivered to the secretary, such resignation to take effect immediately or at such other time as the director may specify. Directors of the corporation may be removed in accordance with the law of the State of Ohio.

         SECTION 4. Organization Meeting. Immediately after each annual meeting of the shareholders, the newly elected directors shall hold an organization meeting for the purpose of electing officers and transacting any other business. Notice of such meeting need not be given.

         SECTION 5. Regular Meetings. Regular meetings of the board of directors may be held at such times and places within or without the State of Ohio as may be provided for in resolutions adopted by the board of directors and upon notice, if any, as shall be so provided.

         SECTION 6. Special Meetings. Special meetings of the board of directors may be held at any time within or without the State of Ohio upon call by the chairman of the board or the president or by not less than one-third of the directors. Notice of the time and place of each such meeting shall be served upon, telephoned or facsimiled to each director at least twenty-four hours, or mailed or telegraphed to each director at his address as shown on the books of the corporation at least forty-eight hours prior to the time of the meeting, which notice need not specify the purposes of the meeting; provided, however, that attendance of any director at any such meeting without protesting, prior to or at the commencement of the meeting shall be deemed to be a waiver by him of notice of such meeting; and such notice may be waived in writing, either before or after the holding of such meeting, by any director, which writing shall be filed with or entered upon the records of the meeting. Unless otherwise indicated in the notice thereof, any business may be transacted at any organization, regular or special meeting.

         SECTION 7. Quorum; Adjournment. A quorum of the board of directors shall consist of a majority of the directors then in office. Provided, that a majority of the directors present at a meeting duly held, whether or not a quorum is present, may adjourn such meeting from time to time; if any meeting is adjourned, notice of such adjournment need not be given if the time and place to which such meeting is adjourned are fixed and announced at such meeting. At each meeting of the board of directors at which a quorum is present, all questions and business shall be determined by a majority vote of those present except as in these regulations otherwise expressly provided.

         SECTION 8. Action Without a Meeting. Any action which may be authorized or taken at a meeting of the board of directors may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all of the directors, which writing or writings shall be filed with or entered upon the records of the corporation.

         SECTION 9. Committees. The board of directors may at any time appoint from its members an executive or other committee or committees, consisting of such number of members, not less than three, as the board of directors may deem advisable, together with such alternates as the board of directors may deem advisable, to take the place of any absent member or members at any meeting of such committee. Each such member and each such alternate shall hold office during the pleasure of the board of directors. Any such committee shall act only in the intervals between meetings of the board of directors and shall have such authority of the board of directors as may, from time to time, be delegated by the board of directors, except the authority to fill vacancies in the board of directors or in any committee of the board of directors. Subject to the aforesaid exceptions, any person dealing with the corporation shall be entitled to rely upon any act or authorization of an act by any such committee, to the same extent as an act or authorization of the board of directors. Each committee shall keep full and complete records of all meetings and actions, which shall be open to inspection by the directors. Unless otherwise ordered by the board of directors, any such committee may prescribe its own rules for calling and holding meetings, and for its own method of procedure, and may act at a meeting by a majority of its members or without a meeting by a writing or writings signed by all of its members.

                                  ARTICLE III

                                    OFFICERS

         SECTION 1. Election and Designation of Officers. The board of directors shall elect a president, a secretary, a treasurer, and, in its discretion, may elect one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as the board of directors may deem necessary. Any two or more of such offices may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity, if such instrument is required to be executed, acknowledged, or verified by two or more officers.

         SECTION 2. Term of Office; Vacancies. The officers of the corporation shall hold office, subject to the pleasure of the board of directors, until their successors are elected, except in case of resignation, removal from office, or death. The board of directors may remove any officer at any time with or without cause by a majority vote of the directors then in office, subject to contract rights. Any vacancy in any office may be filled by the board of directors.

         SECTION 3. Authority and Duties of Officers. The officers of the corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices or as may be specified from time to time by the board of directors, regardless of whether such authority and duties are customarily incident to such office.

         SECTION 4. Delegation of Authority and Duties. The board of directors is authorized to delegate the authority and duties of any officer to any other officer and generally to control the action of the officers and to require the performance of duties to those mentioned herein.

                                   ARTICLE IV

                                  COMPENSATION

         SECTION 1. Directors and Members of Committees. Members of the board of directors and members of any committee of the board of directors shall, as such, receive such compensation, which may be either a fixed sum for attendance at each meeting of the board of directors, or at each meeting of the committee, or stated compensation payable at intervals, or shall otherwise be compensated as may be determined by or pursuant to authority conferred by the board of directors or any committee of the board of directors, which compensation may be in different amounts for various members of the board of directors or any committee. No member of the board of directors and no member of any committee of the board of directors shall be disqualified from being counted in the determination of a quorum or from acting at any meeting of the board of directors or of a committee of the board of directors by reason of the fact that matters affecting his own compensation as a director, member of a committee of the board of directors, officer, or employee are to be determined.

         SECTION 2. Officers. The compensation of officers of the corporation, or the method of fixing such compensation, shall be determined by or pursuant to authority conferred by the board of directors or any committee of the board of directors. Such compensation may include pension, disability, and death benefits, and may be by way of fixed salary, or on the basis of earnings of the corporation, or any combination thereof, or otherwise, as may be determined or authorized from time to time by the board of directors or any committee of the board of directors.

                                   ARTICLE V

                                INDEMNIFICATION

         SECTION 1. Third Party Actions. The corporation shall indemnify to the fullest extent permissible under the laws of the State of Ohio as currently in effect or hereinafter amended any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action, suit, or proceeding by or in the right of the corporation, by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, decrees, fines, penalties, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding. The right to indemnification conferred in this Article V shall be a contract right and shall not be affected adversely as to any director of officer by any amendment to this Amended and Restated Code of Regulations with respect to any action or inaction occurring prior to such amendment.

         SECTION 2. Derivative Actions. The corporation shall indemnify to the fullest extent permissible under the laws of the State of Ohio as currently in effect or hereinafter amended any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit, by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit.

         SECTION 3. Advances of Expenses. Expenses of each person indemnified under this Article V incurred in defending a civil, criminal, administrative, or investigative action, suit, or proceeding or threat thereof, may be paid by the corporation, as they are incurred, in advance of the final disposition of such action, suit, or proceeding as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the person indemnified, to repay such amount if it ultimately is determined that he is not entitled to be indemnified by the corporation.

         SECTION 4. Employees and Agents. The corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification, and to the advancement of expenses, to any employee or agent of the corporation (or any person serving at the corporation's request as a trustee, manager, member, employee or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust or other enterprise) or to any person who is or was a director, officer, employee or agent of a constituent corporation absorbed by the corporation as a director, trustee, officer, employee or agent of another enterprise, in each case as determined by the board of directors to the fullest extent of the provisions of this Article V in cases of the indemnification and advancement of expenses of directors and officers of the corporation, or to any lesser extent (or greater extent, if permitted by law) as determined by the board of directors.

         SECTION 5. Non-Exclusivity; Heirs. The indemnification provided by this Article V shall not be deemed exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the Articles, these regulations, any agreement, a vote of shareholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

         SECTION 6. Purchase of Insurance. The corporation may purchase and maintain insurance or similar protection on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, manager, member or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article V. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

         SECTION 7. Severability. In the event that any of the provisions of this Article V (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the full extent permitted by law.

                                   ARTICLE VI

                                  RECORD DATES

         For any lawful purpose, including, without limitation, the determination of the shareholders who are entitled to receive notice of or to vote at a meeting of shareholders, receive payment of any dividend or distribution, receive or exercise rights of purchase or subscription for, or exchange or conversion of, shares or other securities, subject to contract rights with respect thereto, or participate in the execution of written consents, waivers, or releases, the board of directors may fix a record date in accordance with the provisions of the Ohio General Corporation Law. The record date for the purpose of the determination of the shareholders who are entitled to receive notice of or to vote at a meeting of shareholders shall continue to be the record date for all adjournments of such meetings, unless the board of directors or the persons who shall have fixed the original record date shall, subject to the limitations set forth in the Ohio General Corporation Law, fix another date, and, in case a new record date is so fixed, notice thereof and of the date to which the meeting shall have been adjourned shall be given to shareholders of record as of such date in accordance with the same requirements as those applying to a meeting newly called. The board of directors may close the share transfer books against transfers of shares during the whole or any part of the period provided for in this Article VI, including the date of the meeting of shareholders and the period ending with the date, if any, to which adjourned. If no record date is fixed therefor, the record date for determining the shareholders who are entitled to receive notice of, or to vote at, a meeting of shareholders shall be the date next preceding the day on which notice is given, or the date next preceding the day on which the meeting is held, as the case may be.

                                  ARTICLE VII

                            CERTIFICATES FOR SHARES

         SECTION 1.       Form of Certificates and Signatures.  Subject to
Section 2 of this Article VII, each holder of shares shall be entitled to one or more certificates, signed by the chairman of the board or the president or a vice president and by the secretary, an assistant secretary, the treasurer, or an assistant treasurer of the corporation, which shall certify the number and class of shares held by him in the corporation, but no certificate for shares shall be executed or delivered until such shares are fully paid. When such a certificate is countersigned by an incorporated transfer agent or registrar, the signature of any of said officers of the corporation may be facsimile, engraved, stamped, or printed. Although any officer of the corporation whose manual or facsimile signature is affixed to such a certificate ceased to be such officer before the certificate is delivered, such certificate nevertheless shall be effective in all respects when delivered.

         SECTION 2. Uncertificated Shares. The Board of Directors may provide by resolution that some or all of a series of any or all classes of shares of the Corporation shall be uncertificated shares as permitted by Ohio law.

         SECTION 3. Transfer of Shares. Shares of the corporation shall be transferable upon the books of the corporation by the holders thereof, in person, or by a duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares of the same class or series, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures to such assignment and power of transfer as the corporation or its agents may reasonably require.

         SECTION 4. Lost, Stolen, or Destroyed Certificates. The corporation may issue a new certificate for shares in place of any certificate theretofore issued by it and alleged to have been lost, stolen, or destroyed, and the board of directors may, in its discretion, require the owner, or his legal representatives, to give the corporation a bond containing such terms as the board of directors or the president or a vice president and the secretary or the treasurer may require to protect the corporation or any person injured by the execution and delivery of a new certificate.

         SECTION 5. Transfer Agent and Registrar. The board of directors may appoint, or revoke the appointment of transfer agents and registrars and may require all certificates for shares to bear the signatures of such transfer agents and registrars, or any of them.

                                  ARTICLE VIII

                                   AMENDMENTS

         The regulations of the corporation may be amended, or new regulations may be adopted, by the shareholders at a meeting held for such purpose, by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power on such proposal or without a meeting by the written consent of the holders of shares entitling them to exercise two-thirds of the voting power on such proposal. If the regulations are amended or new regulations are adopted without a meeting of the shareholders, the secretary of the corporation shall mail a copy of the amendment or the new regulations to each shareholder who would have been entitled to vote thereon and did not participate in the adoption thereof.





                                      -9-